UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

Great Plains Ethanol, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-49779	46-0459188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27716 462nd Ave. Chancellor, South Dakota	57015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 647-0040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On April 10, 2008, we entered into a landfill gas purchase and sale agreement with the City of Sioux Falls, South Dakota (the “City’). Under the agreement, the City will sell and we will purchase gas from the decomposition of solid waste located at a landfill owned by the City. The gas will be used as an energy source in our plant’s production process, reducing our reliance on natural gas. The gas will be transported through a pipeline between the landfill and our ethanol plant which the City will be responsible for constructing and operating. The costs of construction, operation, maintenance, and repair of the pipeline will be borne by the City except we will reimburse the City for all costs associated with construction, maintenance and repair of that portion of pipeline located on our property.  The term of the agreement is for ten years which can be extended for another five years upon 24 months prior written notice.

We plan to file the land gas purchase and sale agreement as an exhibit with our next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Dated: April 10, 2008	By:	/s/ Rick Serie
Rick Serie, Chief Executive Officer